Shanghai Baby-Fox Fashion Co., Ltd.
Purchase and Sales Contract

The Seller: Changzhou CTS Fashion Co., Ltd.	Contract NO.:
The Buyer: Shanghai Baby-Fox Fashion Co., Ltd.	Location: Changzhou
Date: February 10th, 2008

1.	Product Number, Fabric Components, Quantity, Selling price and Amount.

Contract No.	Product No.	Description	Quantity	Unit Price		Total Amount		Note
BFC-804261C	HA0804261	Middle-Sleeve-Shirt	3,072	￥	99.60	￥	305,971.20
BFC-804372C	HA0804372	Short-Sleeve-Shirt	110	￥	59.60	￥	6,556.00
……	……	……	……	……			……
Total			138,993			￥	11,385,186.80

2.	Quality Requirements:
1) The seller should produce strictly the same products as confirmed samples which are requested by the buyer;
2) The products should be produced in accordance with National Standards.
3.	Supply of accessorial materials: The seller is responsible for providing any accessorial materials.
4.	Technology requirement: In accordance with confirmed samples;
5.	Delivery time: June 30, 2008
6.	Delivery location: The finished product storehouse of Changzhou E.I.S Garment Co., Ltd.
7.	Transport method and transport expenses to the destination: Chosen and paid by the seller.
8.
Acceptance standard and solutions: Buyers only accept the products which go accordance with the confirmed samples and buyers only ship the products which are approved by the buyer’s quality control director. If the quality doesn’t meet buyer’s requirements, the buyer has the right to return and get the cash back at the original pricing rate.

9.	Payment method and terms:
1)Before producing big goods, the buyer should pay an earnest of 30% of the goods.
2)Before shipping big goods, the buyer should pay another 60%, when the goods arrive, the buyer should pay the rest of total amount.
10.
Breach of contract responsibilities: if the seller delays the delivery, the buyer has the right to take out 3% of the total payment every day as a Breach Penalty, Etc. If the buyer pays later than three days of the expected payment day, the seller has the right to charge extra 3% of the total payment each day as a Breach Penalty. (When meeting special circumstances, both parties resolve through consultation.)

11.
The method of resolving contract disputing: if there is any disputing happening during this contract is executed, both parties resolve through consultation. If not, one party could sue at law of the People's Court at the signed place.

12.	On the seller’s ready-to-wear clothes invoice, it should include the accessorial materials price.

This contract shall be provided in two copies, with each party holding one copy and issues uncovered by this contract shall be negotiated by both parties.

The seller: Changzhou CTS Fashion	The buyer: Shanghai Baby-Fox Fashion
Co., Ltd.	Co., Ltd.
Location: Changzhou	Location: Shanghai

Corporate Representative:	Corporate Representative:

Authorized proxy:	Authorized proxy:

Phone NO.: 0519-6988902	Phone NO.: 021-54153855

Bank Account: Bank of China	Bank Account: Agricultural Bank of China

Account NO.: 429087830217158428091001	Account NO.: 03404600040025948